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                                                                   Exhibit 10.28

                              AMENDMENT NO. 1 TO
                        AGREEMENT FOR THE PROVISION OF
                      FIBER OPTIC FACILITIES AND SERVICES
                                    BETWEEN
                           ALABAMA POWER COMPANY AND
                    SOUTHERN INTEREXCHANGE FACILITIES, INC.
                           APC CONTRACT NUMBER SI001


     THIS AMENDMENT, effective as of the 22nd day of March, 1991, is made by and between ALABAMA POWER COMPANY (hereinafter referred to as "APC") and SOUTHERN INTEREXCHANGE FACILITIES, INC. (hereinafter referred to as "SI"), parties to the Agreement for the Provision of Fiber Optic Facilities and Services, APC Contract Number SI001 (hereinafter referred to as the "Agreement"), and sets forth the modifications to the Agreement as hereinafter described.

                                  WITNESSETH:

     WHEREAS, APC and SI entered into the Agreement which provides for the use of certain designated fibers which have been or will be placed in the static wire which is a part of APC's transmission lines, which APC utilizes to operate a fiber optic transmission system; and

     WHEREAS, pursuant to the Agreement SI, as a condition of its use of certain designated fiber optic cables, shall reimburse APC's Actual Cost, as defined below, of constructing, installing and maintaining such fiber optic cables; and

     WHEREAS, the parties desire that APC construct, install and maintain certain transport electronics equipment in SI's Network on Route Segment No. 2, in accordance with the terms and conditions of the Agreement as amended herein;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and promises hereinafter set forth the parties agree to amend the Agreement as follows:

     1. The parties agree that APC will install and maintain a transport electronic equipment system in SI's Network located on Route Segment No. 2 (hereinafter the "APC Equipment") in accordance with the Agreement and this Amendment. APC shall also engineer, in consultation with SI, the APC Equipment. The APC Equipment shall, during the term of this Amendment, comply with AT&T Compatibility Bulletin No. 119 (TA-34), dated October, 1979, and Bellcore's Technical Publication 62508, and shall provide to SI a monitoring signal which conforms to and is compatible with TBOS Telemetry Protocol.

     2. SI shall reimburse APC for APC's Actual Cost, as defined in the Agreement, of engineering and installation of the APC Equipment. SI shall also reimburse APC for APC's Actual Cost of maintenance of the APC Equipment. Such reimbursement shall be made
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pursuant to the Agreement. Regarding maintenance costs, APC agrees to cap APC
Equipment maintenance costs during the term of this Amendment at a total of $50,000 for the entire term hereof. If at any time maintenance costs exceed this cap, SI agrees to reimburse APC, for the remaining term of this Amendment, an amount equal to SI's proportion of the total capacity of the APC Equipment at the time such maintenance charges exceed this cap. Maintenance costs as they apply to the $50,000 cap are hereby defined as all costs incurred for maintaining the APC Equipment, excluding damages caused by casualty.

     3. APC shall maintain the APC Equipment in accordance with the applicable standards set forth in this Amendment for end-to-end maintenance. The standards for restoral services for the APC Equipment shall be at least as high as those standards utilized by APC for the restoral of other portions of its internal communication systems. APC agrees to dispatch its service technicians so as to arrive on site within four (4) hours of the detection or notification of APC Equipment problems. APC further agrees that if APC determines that it will not be able to provide maintenance and restoral services as described above in a timely manner due to other priorities or other situations as they may arise, then APC will grant verbal authorization to SI to provide maintenance and restoral services to such APC Equipment.

     4. SI's obligation to reimburse APC for APC's Actual Cost in connection with APC's operation, maintenance and repair of the APC Equipment shall terminate upon the expiration of the term of this Amendment or prior termination as provided in this Amendment.

     5. APC shall be responsible for obtaining the APC Equipment described in the attached Exhibit "A". Should APC be successful in constructing and installing the Cable on Route Segment Number 2 for an average Actual Cost of $12,000 or less per mile, excluding the acquisition cost of the Cable and the cost of the splices, resulting in APC earning the right to payment of the maximum allowable incentive payments as provided in Subarticle 5.1 of the Agreement, then, and in that event, SI shall reimburse APC for the Actual Cost of the APC Equipment in lieu of payment of the incentive payments due APC and title to the APC Equipment shall remain in APC. Should APC not be successful in constructing and installing the Cable on Route Segment Number 2 as provided in this paragraph, then, and in that event, APC shall elect to either (i) pay to SI the amount of the difference between the maximum incentive available under Subarticle 5.1 and the actual incentive earned or (ii) terminate this Amendment at any time, but in any event not later than one year from the date hereof, and receive any and all incentive payments due APC as provided in Subarticle 5.1 of the Agreement. Should APC elect to terminate this Amendment as provided herein, all rights, title and interests to the APC Equipment shall vest in SI immediately upon SI's receipt of written notification of APC's election to terminate and operation,

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maintenance and restoral of APC Equipment shall be governed by the Agreement.
Upon installation of the APC Equipment, and payment in full of all amounts due APC under the terms of the Agreement and this Amendment with respect to the APC Equipment, SI shall have the right to terminate this Amendment at any time thereafter upon written notice to APC, and shall have no further liability to APC under this Amendment.

      6. The APC Equipment to be installed under this Amendment shall have a capacity to 12 DS-3s, of which SI shall initially be entitled to a capacity of 9 DS-3s. As APC's needs for capacity on such APC Equipment increase, as determined by APC, APC shall be entitled to additional capacity, provided that APC shall give SI six (6) months written notice prior to the in-service date of any increase in APC's capacity requirements. APC agrees that it will, during the term of this Amendment, assure SI of capacity in the APC Equipment of 6 DS-3s. Should APC require more than 6 DS-3s of capacity during the term of this Amendment, SI agrees to provide one (1) pair of dark fibers on Route Segment No. 2 to APC for APC to install additional transport electronics and to utilize the same for APC's increased capacity requirements during the term of this Amendment.

     7. APC shall have absolute legal title to and beneficial ownership of the APC Equipment, unless said ownership rights are conveyed by APC pursuant to Paragraph 5 of this Amendment. Legal title to any item attached to APC Equipment, excepting any item solely for the exclusive use and benefit of SI, which is purchased or obtained initially by SI shall vest in APC upon delivery of such item to APC.

     8. If all or any APC Equipment is damaged or destroyed by casualty, APC shall promptly repair, restore or replace the APC Equipment. Provided, however, that nothing herein shall be construed to preclude APC from giving higher priority to the restoration or preservation of electric power service (including without limitation the restoration or preservation of communications capability that in APC's judgment is immediately necessary to provision of electric power service) than to the restoration of service hereunder. Should APC determine that it will not be able to provide repair, restoral or restoration services as described above promptly, APC shall grant verbal authorization to SI to provide repair, restoral and replacement services to APC Equipment.

     9. The repair, restoration and replacement of the APC Equipment shall be at the sole expense of SI as provided herein; provided, however, that if any APC Equipment located in the SI Network is damaged or destroyed due in whole or in part to the negligence or willful misconduct of APC, then APC shall bear the proportion of the cost of APC repairing, restoring or replacing of such APC Equipment for the damage to or destruction of which it is

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causally responsible.

     10. SI agrees, upon reasonable request and as reasonably required to allow APC direct ingress and egress to all APC Equipment, and to permit APC to be on SI's premises at such times as may be required for APC to perform any appropriate maintenance and repair of APC Equipment. SI may require that a representative of SI accompany any representatives of APC having access to the APC Equipment. Employees and agents of APC shall, while on the premises of SI, comply with all rules and regulations, including without limitation security requirements and, where required by government regulations, receipt of satisfactory governmental clearances. APC shall provide to SI a list of APC's employees or authorized APC designee employees who are performing work on, or who have access to, the APC Equipment. SI shall have the right to notify APC that certain APC or authorized APC designee employees are excluded if, in the reasonable judgment of SI, the exclusion of such employees is necessary for the proper security and maintenance of SI's facilities.

     11.  This Amendment shall expire on June 1, 1998 unless sooner terminated
as provided herein or in the Agreement.   Provided, however, that APC may, at
its option, extend the term of this Amendment for a mutually agreeable period of time.

     12. Except as provided in Paragraph 5 of this Amendment, upon expiration or termination of this Agreement for any reason, SI shall have no further beneficial use of or any rights or interest in the APC Equipment; APC shall have absolute legal and beneficial ownership of the APC Equipment and such APC Equipment shall thereafter be governed by the Agreement.

     Except as modified by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed on their behalf, as of the day and year first hereinabove set forth.

ALABAMA POWER COMPANY                             SOUTHERN INTEREXCHANGE
                                                      FACILITIES, INC.

By:  /s/ J. M. Corbitt                            By: /s/ Melvin R. Patterson
   ---------------------------------                  ------------------------

Name: J. M. Corbitt                               Name:  Melvin R. Patterson
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     (Printed or typed)                                  (Printed or typed)

Title:  Vice President - Information              Title:  Vice President
        Resources                                       ----------------------
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